First Internet Bancorp Reports Third Quarter 2020 Results

Highlights for the third quarter include:

•Record quarterly net income of $8.4 million, and adjusted net income of $10.0 million when excluding a $2.1 million pre-tax write-down of legacy other real estate owned (“OREO”)

•Record quarterly diluted earnings per share of $0.86 and $1.03 adjusted diluted earnings per share, excluding the OREO write-down

•Total revenue of $28.7 million, a 48.1% increase from the second quarter, driven by record mortgage banking revenue, higher net interest income and increased SBA loan sales

•Net interest margin and fully-taxable equivalent net interest margin increased 16 and 17 basis points (“bps”), respectively, from the second quarter, driven by a 43 bp decrease in the cost of interest-bearing deposits

•As of October 16, 2020, loan balances of $20.8 million, or 0.7% of total loans, remained on deferral programs, down significantly from $365.8 million on July 17, 2020

Fishers, Indiana, October 21, 2020 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the third quarter of 2020. Net income for the third quarter of 2020 was a record $8.4 million, or $0.86 diluted earnings per share. This compares to net income of $3.9 million, or $0.40 diluted earnings per share, for the second quarter of 2020, and net income of $6.3 million, or $0.63 diluted earnings per share, for the third quarter of 2019.

“We generated record net income in the quarter, driven by very strong revenue growth, an improvement in net interest margin, and moderate loan growth. We are very pleased with our ability to navigate the challenges imposed by the pandemic and deliver for our customers and shareholders,” said David Becker, Chairman, President and Chief Executive Officer. “Additionally, we continued to experience a significant reduction in loan deferrals, and by quarter-end, over 99% of our borrowers who needed payment relief early in the pandemic had resumed making payments. We are proud to support our customers in their time of need and are glad that nearly all have been able to return to their normal payment schedules in such short order.

“Our direct-to-consumer mortgage business had a record quarter, almost tripling revenue compared to the second quarter. We capitalized on the ongoing market strength created by historically low mortgage rates, and our mortgage pipeline remains strong heading into the fourth quarter. Furthermore, our SBA business gained additional traction during the quarter, as our accelerated national expansion contributed to increased loan production and higher gain-on-sale revenue. Our SBA pipeline is robust, and we anticipate driving increased fee income in the quarters to come as this government-guaranteed lending business continues to ramp-up.

Mr. Becker concluded, “As always, I would like to thank the entire First Internet team for their very hard work in delivering record revenue and earnings performance during these challenging times. Our employees are the key to our success, and we are proud of the strong culture and workplace environment we have created. First Internet was recognized for the seventh consecutive year on The Indianapolis Star’s “Top Workplaces in Central Indiana” list, placing in the top ten in the medium-sized company category.”

Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2020 was $16.2 million, compared to $14.4 million for the second quarter of 2020, and $15.2 million for the third quarter of 2019. On a fully-taxable equivalent basis, net interest income for the third quarter of 2020 was $17.7 million, compared to $15.9 million for the second quarter of 2020, and $16.8 million for the third quarter of 2019.

Total interest income for the third quarter of 2020 was $32.8 million, a decrease of 4.3%, compared to the second quarter of 2020, and a decrease of 13.1% compared to the third quarter of 2019. On a fully-taxable equivalent basis, total interest income for the third quarter of 2020 was $34.2 million, a decrease of 4.2% compared to the second quarter of 2020, and a decrease of 13.0% compared to the third quarter of 2019. The decline in total interest income compared to the second quarter of 2020 was driven primarily by a decrease in income from the securities portfolio due to accelerated premium amortization and continued declines in short term interest rate indices.

Total interest expense for the third quarter of 2020 was $16.5 million, a decrease of 16.6%, compared to the second quarter of 2020, and a decrease of 26.4% compared to the third quarter of 2019. The decrease in total interest expense compared to the linked quarter was due primarily to a 43 bp decline in the cost of interest-bearing deposits. The decrease in deposit costs reflects a continued decline in the rates paid on interest-bearing deposits as well as a shift in the deposit mix due to the growth in money market accounts.

During the third quarter of 2020, the cost of money market deposits decreased by 56 bps while the average balance of these deposits grew $206.2 million, or 18.9%. Furthermore, the cost of certificates and brokered deposits decreased 22 bps and average balances decreased $222.3 million, or 11.1%. During the third quarter, new certificates and brokered deposits were originated at a weighted average cost of 84 bps while maturing deposits had a weighted average cost of 225 bps; a difference of 141 bps.

Net interest margin (“NIM”) improved to 1.53% for the third quarter of 2020, up from 1.37% for the second quarter of 2020 and relatively stable with 1.54% for the third quarter of 2019. Fully-taxable equivalent NIM (“FTE NIM”) increased by 17 bps to 1.67% for the third quarter of 2020, up from 1.50% for the second quarter of 2020 and relatively stable with 1.70% for the third quarter of 2019. The increases in NIM and FTE NIM compared to the linked quarter were driven primarily by lower interest-bearing deposit costs, which more than offset the impact of the lower interest rate environment on interest-earning asset yields and the continued effect of elevated cash balances.

Noninterest Income
Noninterest income for the third quarter of 2020 was $12.5 million, compared to $5.0 million for the second quarter of 2020 and $5.6 million for the third quarter of 2019. The increase compared to the linked quarter was driven primarily by an increase in revenue from mortgage banking activities and gain on sale of loans. Mortgage banking revenue totaled $9.6 million for the third quarter of 2020, increasing $6.2 million, or 182.6%, compared to the prior quarter on increased loan sale volume and higher margins as mortgage interest rates continued to decline during the quarter. Gain on sale of loans totaled $2.0 million for the quarter, increasing $1.3 million compared to the second quarter of 2020 driven by a higher amount of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loan sales in the quarter as well as a gain on the sale of a portfolio of single tenant lease financing loans.

Noninterest Expense
Noninterest expense for the third quarter of 2020 was $16.4 million, compared to $13.2 million for the second quarter of 2020 and $11.2 million for the third quarter of 2019. The increase from the second quarter of 2020 was due primarily to a $2.1 million write-down of two legacy commercial OREO properties and a $1.7 million increase in salaries and employee benefits but was partially offset by a $0.4 million decrease in other expense and a $0.3 million decrease in consulting and professional fees. The higher salaries and employee benefits expense was due mainly to higher incentive compensation related to the increased mortgage production as well as an increase in headcount and incentive compensation in the Company’s small business lending division.

Income Taxes
Income tax expense was $1.4 million, reflecting an effective tax rate of 14.2%, for the third quarter of 2020, compared to an income tax benefit of $0.3 million for the second quarter of 2020 and a $0.4 million expense and an effective tax rate of 6.6% for the third quarter of 2019. The increase in income taxes during the quarter was due primarily to the increase in pre-tax earnings driven by a higher proportion of taxable revenue from mortgage banking and gain on sale of loans.

Loans and Credit Quality
Total loans as of September 30, 2020 were $3.0 billion, an increase of $39.2 million, or 1.3%, compared to June 30, 2020, and an increase of $131.6 million, or 4.6%, compared to September 30, 2019. Total commercial loan balances were $2.4 billion as of September 30, 2020, an increase of $56.2 million, or 2.4%, compared to June 30, 2020 and an increase of $248.7 million, or 11.3%, compared to September 30, 2019. Compared to the linked quarter, the growth in commercial loan balances was driven largely by production in healthcare finance and construction lending as businesses resumed operations following limited activity in the second quarter.

Total consumer loan balances were $507.7 million as of September 30, 2020, a decrease of $15.3 million, or 2.9%, compared to June 30, 2020 and a decrease of $134.4 million, or 20.9%, compared to September 30, 2019. The decline in consumer loan balances from June 30, 2020 was due primarily to increased prepayment activity across the portfolio.

Total delinquencies 30 days or more past due decreased to 0.22% of total loans as of September 30, 2020, down from 0.25% as of June 30, 2020 and up from 0.13% as of September 30, 2019. Overall credit quality remained relatively stable as nonperforming loans to total loans was 0.32% as of September 30, 2020, compared to 0.28% at June 30, 2020 and 0.20% as of September 30, 2019.

The allowance for loan losses as a percentage of total loans was 0.89% as of September 30, 2020, or 0.91% when excluding SBA PPP loans, compared to 0.82% as of June 30, 2020 and 0.75% as of September 30, 2019. During the quarter, the Company continued to make additional adjustments to qualitative factors in its allowance model to reflect the continued economic uncertainty resulting from the COVID-19 pandemic. As a result, both the amount of the allowance for loan losses and the allowance as a percentage of total loans increased compared to June 30, 2020.

Net charge-offs of $0.1 million were recognized during the third quarter of 2020, resulting in net charge-offs to average loans of 0.01%, as compared to 0.12% in the second quarter of 2020 and 0.15% in the third quarter of 2019. The provision for loan losses in the third quarter of 2020 was $2.5 million, consistent with the second quarter of 2020 and down from $2.8 million for the third quarter of 2019.

Capital
As of September 30, 2020, total shareholders’ equity was $318.1 million, an increase of $10.4 million, or 3.4%, compared to June 30, 2020, due primarily to the net income earned during the quarter and an increase in the after-tax valuations of the Company’s available-for-sale securities portfolio and cash flow hedges. Book value per common share increased to $32.46 as of September 30, 2020, up from $31.40 as of June 30, 2020 and $30.30 as of September 30, 2019. Tangible book value per common share increased to $31.98, up from $30.92 and $29.82, each as of the same reference dates.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of September 30, 2020.

	As of September 30, 2020
	Company	Bank

Total shareholders’ equity to assets	7.34%	8.12%
Tangible common equity to tangible assets [1]	7.24%	8.02%
Tier 1 leverage ratio [2]	7.72%	8.50%
Common equity tier 1 capital ratio [2]	11.13%	12.27%
Tier 1 capital ratio [2]	11.13%	12.27%
Total risk-based capital ratio [2]	14.38%	13.17%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 12:00 p.m. Eastern Time on Thursday, October 22, 2020 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 348-3664. A recorded replay can be accessed through November 22, 2020 by dialing (877) 344-7529; passcode: 10148690.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $4.3 billion as of September 30, 2020. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans, SBA financing and treasury management services. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company.
Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. The COVID-19 pandemic has resulted in deterioration of general business and economic conditions and continued to impact us, our customers, counterparties, employees, and third-party service providers. Sustained deterioration in market conditions could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. The ultimate magnitude and duration of the pandemic is still unknown at this time, therefore, the extent of the impact on our business, financial position, results of operations, liquidity and prospects remains uncertain. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, allowance for loan losses to loans, excluding PPP loans, adjusted income before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Director of Corporate Administration	Executive Vice President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income	$8,411	$3,932	$6,326	$18,362	$18,143

Per share and share information
Earnings per share - basic	$0.86	$0.40	$0.63	$1.87	$1.79
Earnings per share - diluted	0.86	0.40	0.63	1.87	1.79
Dividends declared per share	0.06	0.06	0.06	0.18	0.18
Book value per common share	32.46	31.40	30.30	32.46	30.30
Tangible book value per common share [1]	31.98	30.92	29.82	31.98	29.82
Common shares outstanding	9,800,569	9,799,047	9,741,800	9,800,569	9,741,800
Average common shares outstanding:
Basic	9,773,175	9,768,227	9,979,603	9,825,683	10,114,303
Diluted	9,773,224	9,768,227	9,980,612	9,827,182	10,116,507
Performance ratios
Return on average assets	0.78%	0.37%	0.63%	0.58%	0.64%
Return on average shareholders' equity	10.67%	5.15%	8.40%	7.90%	8.20%
Return on average tangible common equity [1]	10.83%	5.23%	8.53%	8.02%	8.33%
Net interest margin	1.53%	1.37%	1.54%	1.47%	1.70%
Net interest margin - FTE [1,2]	1.67%	1.50%	1.70%	1.61%	1.87%
Capital ratios [3]
Total shareholders' equity to assets	7.34%	7.12%	7.21%	7.34%	7.21%
Tangible common equity to tangible assets [1]	7.24%	7.01%	7.10%	7.24%	7.10%
Tier 1 leverage ratio	7.72%	7.49%	7.66%	7.72%	7.66%
Common equity tier 1 capital ratio	11.13%	10.94%	10.93%	11.13%	10.93%
Tier 1 capital ratio	11.13%	10.94%	10.93%	11.13%	10.93%
Total risk-based capital ratio	14.38%	14.13%	14.17%	14.38%	14.17%
Asset quality
Nonperforming loans	$9,774	$8,195	$5,783	$9,774	$5,783
Nonperforming assets	9,782	10,304	8,497	9,782	8,497
Nonperforming loans to loans	0.32%	0.28%	0.20%	0.32%	0.20%
Nonperforming assets to total assets	0.23%	0.24%	0.21%	0.23%	0.21%
Allowance for loan losses to:
Loans	0.89%	0.82%	0.75%	0.89%	0.75%
Loans, excluding PPP loans [1]	0.91%	0.84%	0.75%	0.91%	0.75%
Nonperforming loans	275.4%	298.5%	374.9%	275.4%	374.9%
Net charge-offs to average loans	0.01%	0.12%	0.15%	0.06%	0.08%
Average balance sheet information
Loans	$2,996,641	$2,943,165	$2,865,258	$2,957,116	$2,838,685
Total securities	633,552	657,622	561,780	640,659	547,940
Other earning assets	552,058	594,296	469.454	520,875	322,544
Total interest-earning assets	4,216,634	4,241,690	3,933,315	4,161,245	3,735,286
Total assets	4,307,819	4,330,174	4,015,433	4,246,201	3,817,408
Noninterest-bearing deposits	75,901	73,758	43,972	70,060	43,035
Interest-bearing deposits	3,279,621	3,270,720	3,031,095	3,213,372	2,880,701
Total deposits	3,355,522	3,344,478	3,075,067	3,283,432	2,923,736
Shareholders' equity	313,611	306,868	298,782	310,506	295,963

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Amounts in thousands
	September 30, 2020	June 30, 2020	September 30, 2019
Assets
Cash and due from banks	$5,804	$7,016	$6,283
Interest-bearing deposits	482,649	491,603	410,119
Securities available-for-sale, at fair value	528,311	589,017	544,742
Securities held-to-maturity, at amortized cost	68,254	68,295	46,807
Loans held-for-sale	76,208	38,813	41,119
Loans	3,012,914	2,973,674	2,881,272
Allowance for loan losses	(26,917)	(24,465)	(21,683)
Net loans	2,985,997	2,949,209	2,859,589
Accrued interest receivable	17,768	21,093	16,652
Federal Home Loan Bank of Indianapolis stock	25,650	25,650	25,650
Cash surrender value of bank-owned life insurance	37,714	37,474	36,764
Premises and equipment, net	31,262	23,939	14,512
Goodwill	4,687	4,687	4,687
Servicing asset	2,818	2,522	—
Other real estate owned	—	2,065	2,619
Accrued income and other assets	66,502	63,217	85,948
Total assets	$4,333,624	$4,324,600	$4,095,491

Liabilities
Noninterest-bearing deposits	$86,088	$82,864	$50,560
Interest-bearing deposits	3,286,303	3,297,925	3,097,682
Total deposits	3,372,391	3,380,789	3,148,242
Advances from Federal Home Loan Bank	514,914	514,913	514,908
Subordinated debt	69,758	69,681	69,452
Accrued interest payable	1,249	1,073	2,635
Accrued expenses and other liabilities	57,210	50,433	65,114
Total liabilities	4,015,522	4,016,889	3,800,351
Shareholders' equity
Voting common stock	220,951	220,418	219,013
Retained earnings	116,241	108,431	93,182
Accumulated other comprehensive loss	(19,090)	(21,138)	(17,055)
Total shareholders' equity	318,102	307,711	295,140
Total liabilities and shareholders' equity	$4,333,624	$4,324,600	$4,095,491

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Interest income
Loans	$29,560	$29,730	$30,594	$89,698	$90,654
Securities - taxable	2,240	3,276	3,468	9,135	10,332
Securities - non-taxable	381	457	639	1,410	1,991
Other earning assets	569	759	2,993	2,973	6,560
Total interest income	32,750	34,222	37,694	103,216	109,537
Interest expense
Deposits	12,428	15,763	18,363	45,399	50,896
Other borrowed funds	4,090	4,033	4,087	12,141	11,048
Total interest expense	16,518	19,796	22,450	57,540	61,944
Net interest income	16,232	14,426	15,244	45,676	47,593
Provision for loan losses	2,509	2,491	2,824	6,461	5,498
Net interest income after provision for loan losses	13,723	11,935	12,420	39,215	42,095
Noninterest income
Service charges and fees	224	182	211	618	672
Loan servicing revenue	274	255	—	780	—
Loan servicing asset revaluation	(103)	(90)	—	(372)	—
Mortgage banking activities	9,630	3,408	4,307	16,706	8,588
Gain on sale of loans	2,033	762	523	4,596	353
Gain (loss) on sale of securities	98	—	—	139	(458)
Other	339	456	517	1,212	2,229
Total noninterest income	12,495	4,973	5,558	23,679	11,384
Noninterest expense
Salaries and employee benefits	9,533	7,789	6,883	25,096	19,846
Marketing, advertising and promotion	426	411	456	1,212	1,391
Consulting and professional fees	614	932	778	2,723	2,427
Data processing	388	339	381	1,102	1,026
Loan expenses	408	399	247	1,406	853
Premises and equipment	1,568	1,602	1,506	4,795	4,503
Deposit insurance premium	440	435	—	1,360	1,302
Write-down of other real estate owned	2,065	—	—	2,065	—
Other	970	1,337	952	3,383	2,673
Total noninterest expense	16,412	13,244	11,203	43,142	34,021
Income before income taxes	9,806	3,664	6,775	19,752	19,458
Income tax provision (benefit)	1,395	(268)	449	1,390	1,315
Net income	$8,411	$3,932	$6,326	$18,362	$18,143

Per common share data
Earnings per share - basic	$0.86	$0.40	$0.63	$1.87	$1.79
Earnings per share - diluted	$0.86	$0.40	$0.63	$1.87	$1.79
Dividends declared per share	$0.06	$0.06	$0.06	$0.18	$0.18

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,031,024	$29,560	3.88%	$2,989,772	$29,730	4.00%	$2,902,081	$30,594	4.18%
Securities - taxable	539,154	2,240	1.65%	560,947	3,276	2.35%	462,490	3,468	2.97%
Securities - non-taxable	94,398	381	1.61%	96,675	457	1.90%	99,290	639	2.55%
Other earning assets	552,058	569	0.41%	594,296	759	0.51%	469,454	2,993	2.53%
Total interest-earning assets	4,216,634	32,750	3.09%	4,241,690	34,222	3.24%	3,933,315	37,694	3.80%
Allowance for loan losses	(25,347)			(23,388)			(20,050)
Noninterest-earning assets	116,532			111,872			102,168
Total assets	$4,307,819			$4,330,174			$4,015,433

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$154,275	$228	0.59%	$137,487	$237	0.69%	$126,130	$233	0.73%
Savings accounts	45,466	79	0.69%	37,204	92	0.99%	32,434	91	1.11%
Money market accounts	1,295,249	2,442	0.75%	1,089,063	3,541	1.31%	639,181	3,261	2.02%
Certificates and brokered deposits	1,784,631	9,679	2.16%	2,006,966	11,893	2.38%	2,233,350	14,778	2.63%
Total interest-bearing deposits	3,279,621	12,428	1.51%	3,270,720	15,763	1.94%	3,031,095	18,363	2.40%
Other borrowed funds	584,634	4,090	2.78%	584,543	4,033	2.77%	584,308	4,087	2.78%
Total interest-bearing liabilities	3,864,255	16,518	1.70%	3,855,263	19,796	2.07%	3,615,403	22,450	2.46%
Noninterest-bearing deposits	75,901			73,758			43,972
Other noninterest-bearing liabilities	54,052			94,285			57,276
Total liabilities	3,994,208			4,023,306			3,716,651
Shareholders' equity	313,611			306,868			298,782
Total liabilities and shareholders' equity	$4,307,819			$4,330,174			$4,015,433

Net interest income		$16,232			$14,426			$15,244

Interest rate spread			1.39%			1.17%			1.34%
Net interest margin			1.53%			1.37%			1.54%
Net interest margin - FTE [2,3]			1.67%			1.50%			1.70%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,999,711	$89,698	3.99%	$2,864,802	$90,654	4.23%
Securities - taxable	543,699	9,135	2.24%	450,898	10,332	3.06%
Securities - non-taxable	96,960	1,410	1.94%	97,042	1,991	2.74%
Other earning assets	520,875	2,973	0.76%	322,544	6,560	2.72%
Total interest-earning assets	4,161,245	103,216	3.31%	3,735,286	109,537	3.92%
Allowance for loan losses	(23,605)			(19,191)
Noninterest-earning assets	108,561			101,313
Total assets	$4,246,201			$3,817,408

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$138,288	$684	0.66%	$117,811	$659	0.75%
Savings accounts	37,700	249	0.88%	36,241	304	1.12%
Money market accounts	1,084,411	9,726	1.20%	598,410	9,009	2.01%
Certificates and brokered deposits	1,952,973	34,740	2.38%	2,128,239	40,924	2.57%
Total interest-bearing deposits	3,213,372	45,399	1.89%	2,880,701	50,896	2.36%
Other borrowed funds	584,547	12,141	2.77%	558,141	11,048	2.65%
Total interest-bearing liabilities	3,797,919	57,540	2.02%	3,438,842	61,944	2.41%
Noninterest-bearing deposits	70,060			43,035
Other noninterest-bearing liabilities	67,716			39,568
Total liabilities	3,935,695			3,521,445
Shareholders' equity	310,506			295,963
Total liabilities and shareholders' equity	$4,246,201			$3,817,408

Net interest income		$45,676			$47,593

Interest rate spread			1.29%			1.51%
Net interest margin			1.47%			1.70%
Net interest margin - FTE [2,3]			1.61%			1.87%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	September 30, 2020		June 30, 2020		September 30, 2019
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$77,116	2.6%	$81,687	2.7%	$83,481	2.9%
Owner-occupied commercial real estate	89,095	3.0%	86,897	2.9%	86,357	3.0%
Investor commercial real estate	13,084	0.4%	13,286	0.4%	11,852	0.4%
Construction	92,154	3.1%	77,591	2.6%	54,131	1.9%
Single tenant lease financing	960,505	31.9%	980,292	33.0%	1,008,247	35.0%
Public finance	625,638	20.8%	647,107	21.8%	686,622	23.8%
Healthcare finance	461,740	15.3%	380,956	12.8%	251,530	8.6%
Small business lending	123,168	4.1%	118,526	4.0%	11,597	0.4%
Total commercial loans	2,442,500	81.2%	2,386,342	80.2%	2,193,817	76.0%

Consumer loans
Residential mortgage	203,041	6.7%	208,728	7.0%	320,451	11.1%
Home equity	22,169	0.7%	22,640	0.8%	25,042	0.9%
Trailers	145,775	4.8%	147,326	5.0%	145,600	5.1%
Recreational vehicles	96,910	3.2%	102,088	3.4%	102,698	3.6%
Other consumer loans	39,765	1.3%	42,218	1.4%	48,275	1.7%
Total consumer loans	507,660	16.7%	523,000	17.6%	642,066	22.4%

Net deferred loan fees, premiums, discounts and other [1]	62,754	2.1%	64,332	2.2%	45,389	1.6%

Total loans	$3,012,914	100.0%	$2,973,674	100.0%	$2,881,272	100.0%

	September 30, 2020		June 30, 2020		September 30, 2019
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$86,088	2.6%	$82,864	2.5%	$50,560	1.6%
Interest-bearing demand deposits	155,054	4.6%	152,391	4.5%	122,551	3.9%
Savings accounts	49,890	1.5%	43,366	1.3%	34,886	1.1%
Money market accounts	1,359,178	40.3%	1,241,874	36.7%	698,077	22.2%
Certificates of deposits	1,360,575	40.3%	1,470,905	43.5%	1,681,377	53.4%
Brokered deposits	361,606	10.7%	389,389	11.5%	560,791	17.8%
Total deposits	$3,372,391	100.0%	$3,380,789	100.0%	$3,148,242	100.0%

1 Includes carrying value adjustments of $44.3 million and $46.0 million related to terminated interest rate swaps associated with public finance loans as of September 30, 2020 and June 30, 2020, respectively, and $27.6 million as of September 30, 2019 related to interest rate swaps associated with public finance loans.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Total equity - GAAP	$318,102	$307,711	$295,140	$318,102	$295,140
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$313,415	$303,024	$290,453	$313,415	$290,453

Total assets - GAAP	$4,333,624	$4,324,600	$4,095,491	$4,333,624	$4,095,491
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,328,937	$4,319,913	$4,090,804	$4,328,937	$4,090,804

Common shares outstanding	9,800,569	9,799,047	9,741,800	9,800,569	9,741,800

Book value per common share	$32.46	$31.40	$30.30	$32.46	$30.30
Effect of goodwill	(0.48)	(0.48)	(0.48)	(0.48)	(0.48)
Tangible book value per common share	$31.98	$30.92	$29.82	$31.98	$29.82

Total shareholders' equity to assets	7.34%	7.12%	7.21%	7.34%	7.21%
Effect of goodwill	(0.10%)	(0.11%)	(0.11%)	(0.10)%	(0.11)%
Tangible common equity to tangible assets	7.24%	7.01%	7.10%	7.24%	7.10%

Total average equity - GAAP	$313,611	$306,868	$298,782	$310,506	$295,963
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$308,924	$302,181	$294,095	$305,819	$291,276

Return on average shareholders' equity	10.67%	5.15%	8.40%	7.90%	8.20%
Effect of goodwill	0.16%	0.08%	0.13%	0.12%	0.13%
Return on average tangible common equity	10.83%	5.23%	8.53%	8.02%	8.33%

Total interest income	$32,750	$34,222	$37,694	$103,216	$109,537
Adjustments:
Fully-taxable equivalent adjustments [1]	1,424	1,437	1,595	4,396	4,764
Total interest income - FTE	$34,174	$35,659	$39,289	$107,612	$114,301

Net interest income	$16,232	$14,426	$15,244	$45,676	$47,593
Adjustments:
Fully-taxable equivalent adjustments [1]	1,424	1,437	1,595	4,396	4,764
Net interest income - FTE	$17,656	$15,863	$16,839	$50,072	$52,357

Net interest margin	1.53%	1.37%	1.54%	1.47%	1.70%
Effect of fully-taxable equivalent adjustments [1]	0.14%	0.13%	0.16%	0.14%	0.17%
Net interest margin - FTE	1.67%	1.50%	1.70%	1.61%	1.87%

Allowance for loan losses	$26,917	$24,465	$21,683	$26,917	$21,683

Loans	3,012,914	2,973,674	2,881,272	3,012,914	2,881,272
Adjustments:
PPP loans	(58,337)	(58,948)	—	(58,337)	—
Loans, excluding PPP loans	$2,954,577	$2,914,726	$2,881,272	$2,954,577	$2,881,272

Allowance for loan losses to loans	0.89%	0.82%	0.75%	0.89%	0.75%
Effect of PPP loans	0.02%	0.02%	0.00%	0.02%	0.00%
Allowance for loan losses to loans, excluding PPP loans	0.91%	0.84%	0.75%	0.91%	0.75%
1 Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Income before income taxes - GAAP	$9,806	$3,664	$6,775	$19,752	$19,458
Adjustments:
Write-down of other real estate owned	2,065	—	—	2,065	—
Adjusted income before income taxes	$11,871	$3,664	$6,775	$21,817	$19,458

Income tax provision (benefit) - GAAP	$1,395	$(268)	$449	$1,390	$1,315
Adjustments:
Write-down of other real estate owned	434	—	—	434	—
Adjusted income tax provision (benefit)	$1,829	$(268)	$449	$1,824	$1,315

Net income - GAAP	$8,411	$3,932	$6,326	$18,362	$18,143
Adjustments:
Write-down of other real estate owned	1,631	—	—	1,631	—
Adjusted net income	$10,042	$3,932	$6,326	$19,993	$18,143

Diluted average common shared outstanding	9,773,224	9,768,227	9,980,612	9,827,182	10,116,507

Diluted earnings per share - GAAP	$0.86	$0.40	$0.63	$1.87	$1.79
Adjustments:
Effect of write-down of other real estate owned	0.17	—	—	0.16	—
Adjusted diluted earnings per share	$1.03	$0.40	$0.63	$2.03	$1.79

Return on average assets	0.78%	0.37%	0.63%	0.58%	0.64%
Effect of write-down of other real estate owned	0.15%	0.00%	0.00%	0.05%	0.00%
Adjusted return on average assets	0.93%	0.37%	0.63%	0.63%	0.64%

Return on average shareholders' equity	10.67%	5.15%	8.40%	7.90%	8.20%
Effect of write-down of other real estate owned	2.07%	0.00%	0.00%	0.70%	0.00%
Adjusted return on average shareholders’ equity	12.74%	5.15%	8.40%	8.60%	8.20%

Return on average tangible common equity	10.83%	5.23%	8.53%	8.02%	8.33%
Effect of write-down of other real estate owned	2.10%	0.00%	0.00%	0.71%	0.00%
Adjusted return on average tangible common equity	12.93%	5.23%	8.53%	8.73%	8.33%

Effective income tax rate	14.2%	(7.3)%	6.6%	7.0%	6.8%
Effect of write-down of other real estate owned	1.2%	0.0%	0.0%	1.4%	0.0%
Adjusted effective income tax rate	15.4%	(7.3)%	6.6%	8.4%	6.8%